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                                                                     EXHIBIT 1.5

                                Pricing Agreement







Goldman, Sachs & Co.
Chase Securities Inc.
Salomon Smith Barney Inc.

        As Representatives of the several
        Underwriters named in Schedule I hereto,


                                                                December 8, 1998



Dear Sirs:

      The Kroger Co., an Ohio corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 8, 1998 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.



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      Subject to the terms and conditions set forth herein and in the
Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        The Kroger Co.

                                        By:
                                            ---------------------------
                                            Name:  Lawrence M. Turner
                                            Title: V.P. & Treasurer



Accepted as of the date hereof:

Goldman, Sachs & Co.
Chase Securities Inc.
Salomon Smith Barney Inc.

By: -------------------------------------
    Goldman, Sachs & Co.
    On behalf of each of the Underwriters





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                                   SCHEDULE I



                                                               PRINCIPAL
                                                               AMOUNT OF
                                                               DESIGNATED
                                                            SECURITIES TO BE
                                                                PURCHASED
                                 UNDERWRITER

Goldman, Sachs & Co.                                           $150,000,000
Chase Securities Inc.                                            75,000,000
Salomon Smith Barney Inc.                                        75,000,000

Total                                                          $300,000,000





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                                   SCHEDULE II



TITLE OF DESIGNATED SECURITIES:

           6.80% Senior Notes due 2018

AGGREGATE PRINCIPAL AMOUNT:

           $300,000,000

PRICE TO PUBLIC:

           99.696% of the principal amount of the Designated Securities, plus accrued interest from December 11, 1998

PURCHASE PRICE BY UNDERWRITERS:

           98.821% of the principal amount of the Designated Securities, plus accrued interest from December 11, 1998

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

           Immediately available funds

INDENTURE:

           Indenture dated as of May 1, 1998, between the Company and Star Bank, National Association, as Trustee, as amended by the First Supplemental Indenture, dated May 11, 1998, the Second Supplemental Indenture, dated June 26, 1998 and the Third Supplemental Indenture, dated December 11, 1998.

MATURITY:

           December 15, 2018

INTEREST RATE:

           6.80%

INTEREST PAYMENT DATES:

           June 15 and December 15, commencing June 15, 1999

REDEMPTION PROVISIONS:

           As described in the Prospectus Supplement dated December 9, 1998




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SINKING FUND PROVISIONS:

           No sinking fund provisions

DEFEASANCE PROVISIONS:

           As described in the Prospectus Supplement dated December 9, 1998

TIME OF DELIVERY:

           December 11, 1998

CLOSING LOCATION:

           The offices of Fried, Frank, Harris, Shriver & Jacobson One New York Plaza, New York, New York 10004

NAMES AND ADDRESSES OF REPRESENTATIVES:

      Designated Representative                 Goldman, Sachs & Co.
      Address for Notices, etc:                 85 Broad Street
                                                New York, New York



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